UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2024

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2024, Marc Randolph notified the board of directors (the “Board”) of Solo Brands, Inc. (the “Company”) that he plans to resign from the Board effective August 31, 2024, due to personal reasons. Mr. Randolph’s departure is not due to any disagreement with the Company on any matter relating to the operations, policies or practices of the Company. The Company thanks Mr. Randolph for his service over the last few years. The Company has begun a search for his replacement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	August 14, 2024	By:	/s/ Kent Christensen
Kent Christensen
General Counsel